UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported):  December 16, 2005

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095

(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Definitive Material Agreement.

As of January 3, 2006, Mr. Miro Knezevic will retire from all positions with TRC Companies, Inc. (“TRC”).  In connection with this retirement, Mr. Knezevic entered into a Retirement Agreement with TRC (the “Retirement Agreement”).

The Retirement Agreement provides in part that following Mr. Knezevic’s retirement from TRC, he will be paid an amount equal to his current salary rate through September 8, 2006, in accordance with TRC’s normal payroll practices for senior management.  8,666 stock options held by Mr. Knezevic with an exercise price of $16.03, half of which would have vested in February 2006 with the other half vesting in February 2007, will vest as of January 3, 2006.  Except for stock options which by their terms would not expire within a set time of retirement, stock options held by Mr. Knezevic will expire on December 31, 2007 to the extent unexercised.  TRC will reimburse Mr. Knezevic for the cost of benefits coverage pursuant to COBRA until September 8, 2006.  The Retirement Agreement also provides for a settlement with respect to business expenses.

A copy of the Retirement Agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

10.1	Retirement Agreement, dated as of December 16, 2005, by and between TRC and Miro Knezevic.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRC COMPANIES, INC.

Dated: December 30, 2005

	By:	/s/	Harold C. Elston, Jr.
Harold C. Elston, Jr.
Senior Vice President and
Chief Financial Officer